PRICING SUPPLEMENT NO. 3                                      Rule 424(b)(3)
DATED: January 22, 1998                                   File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 02/13/98   Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 02/13/2018

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                              Optional       Optional
                        Redemption            Repayment      Repayment
Redeemable On           Price(s)              Date(s)        Price(s)
-------------           ----------            ----------     ----------

*                       N/A                   N/A            N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.00%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:

[_]         Commercial Paper Rate              Minimum Interest Rate:

[_]         Federal Funds Rate                 Interest Reset Date(s):

[_]         Treasury Rate                      Interest Reset Period:

[_]         LIBOR Reuters                      Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                         Interest Payment Period:

Index Maturity:

Spread (plus or minus):

---------------------------

* Commencing August 13, 1999 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 13th, commencing 8/13/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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